                                                                                                                     EXHIBIT 12.2

                                                         SUNAMERICA INC.
                                 COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                                 AND PREFERRED STOCK DIVIDENDS
                            (EXCLUDING INTEREST INCURRED ON FIXED ANNUITIES, GUARANTEED INVESTMENT
                                                 CONTRACTS AND TRUST DEPOSITS)


                                                      Years ended September 30,                         Nine mos.      Nine mos.
                                   ----------------------------------------------------------------      ended           ended
                                      1991         1992          1993          1994           1995    June 30 1995   June 30, 1996
                                   --------      --------      --------      --------      --------   ------------   -------------
                                                                   (In thousands, except ratios)
Earnings:
Pretax income...................    $73,381      $111,091      $184,011      $240,001      $279,606      $199,653        $289,484
                                   --------      --------      --------      --------      --------      --------        --------
Add:
 Interest incurred on:
   Senior indebtedness..........     33,072        33,224        36,246        50,292        55,985        41,031          53,112
   Subordinated notes...........     10,473         3,941            --            --            --            --              --
                                   --------      --------      --------      --------      --------      --------        --------
     Total interest incurred....     43,545        37,165        36,246        50,292        55,985        41,031          53,112
                                   --------      --------      --------      --------      --------      --------        --------
 Dividends paid on preferred
   securities of grantor trusts.         --            --            --            --         1,673           364          15,064

                                   --------      --------      --------      --------      --------      --------        --------
Total earnings..................   $116,926      $148,256      $220,257      $290,293      $337,264      $241,048        $357,660
                                   ========      ========      ========      ========      ========      ========        ========
Combined fixed charges
 and preferred stock dividends:
Interest incurred on:
   Senior indebtedness..........     33,072        33,224        36,246        50,292        55,985        41,031          53,112
   Subordinated notes...........     10,473         3,941            --            --            --            --              --
                                   --------      --------      --------      --------      --------      --------        --------
   Total interest incurred......     43,545        37,165        36,246        50,292        55,985        41,031          53,112
Dividends paid on preferred
 securities of grantor trusts...         --            --            --            --         1,673           364          15,064
Dividends paid on preferred
 stock of SunAmerica Inc.,
 on a tax equivalent basis...         8,369        17,733        42,675        54,528        41,914        30,718          30,108
                                   --------      --------      --------      --------      --------      --------        --------
Total combined fixed charges
 and preferred stock
 dividends.................         $51,914       $54,898       $78,921      $104,820       $99,572       $72,113         $98,284
                                   ========      ========      ========      ========      ========      ========        ========
Ratio of earnings to
 combined fixed charges and
 preferred stock dividends
 (excluding interest incurred
 on fixed annuities,
 guaranteed investment
 contracts and trust
 deposits).............                 2.3x          2.7x          2.8x          2.8x          3.4x          3.3x            3.6x
                                   ========      ========      ========      ========      ========      ========        ========



                                                        SUNAMERICA INC.
                                   COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                                AND PREFERRED STOCK DIVIDENDS
                             (INCLUDING INTEREST INCURRED ON FIXED ANNUITIES, GUARANTEED INVESTMENT
                                                CONTRACTS AND TRUST DEPOSITS)

                                                      Years ended September 30,                         Nine mos.      Nine mos.
                                   ----------------------------------------------------------------      ended           ended
                                      1991         1992          1993          1994           1995    June 30 1995   June 30, 1996
                                   --------      --------      --------      --------      --------   ------------   -------------
                                                                       (In thousands, except ratios)
Earnings:
Pretax income...................    $73,381      $111,091      $184,011      $240,001      $279,606      $199,653        $289,484
                                   --------      --------      --------      --------      --------      --------        --------
Add:
 Interest incurred on:
   Fixed annuity contracts......    411,084       362,094       308,910       254,464       258,730       190,284         284,576
   Guaranteed investment
    contracts...................    124,381       140,114       136,984       150,424       213,340       151,776         185,782
   Trust deposits...............         --         4,256         8,438         8,516        10,519         7,901           7,585
   Senior indebtedness..........     33,072        33,224        36,246        50,292        55,985        41,031          53,112
   Subordinated notes...........     10,473         3,941            --            --            --            --              --
                                   --------      --------      --------      --------      --------      --------        --------
   Total interest incurred......    579,010       543,629       490,578       463,696       538,574       390,992         531,055
                                   --------      --------      --------      --------      --------      --------        --------
 Dividends paid on
  preferred securities of
  grantor trusts.                        --            --            --            --         1,673           364          15,064
                                   --------      --------      --------      --------      --------      --------        --------
Total earnings..................   $652,391      $654,720      $674,589      $703,697      $819,853      $591,009        $835,603
                                   ========      ========      ========      ========      ========      ========        ========
Combined fixed charges
 and preferred
 stock dividends:
Interest incurred on:
 Fixed annuity contracts........   $411,084      $362,094      $308,910      $254,464      $258,730      $190,284        $284,576
 Guaranteed investment
  contracts.....................    124,381       140,114       136,984       150,424       213,340       151,776         185,782
 Trust deposits.................         --         4,256         8,438         8,516        10,519         7,901           7,585
 Senior indebtedness............     33,072        33,224        36,246        50,292        55,985        41,031          53,112
 Subordinated notes.............     10,473         3,941            --            --            --            --              --
                                    -------      --------      --------      --------      --------      --------        --------
 Total interest
  incurred......................    579,010       543,629       490,578       463,696       538,574       390,992         531,055
Dividends paid on
  preferred securities
  of grantor trusts.............         --            --            --            --         1,673           364          15,064
Dividends paid on
  preferred stock of
  SunAmerica Inc. on
  a tax equivalent
  basis.........................      8,369        17,733        42,675        54,528        41,914        30,718          30,108
                                    -------      --------      --------      --------      --------      --------        --------
Total combined fixed
  charges and preferred
  stock dividends...............   $587,379      $561,362      $533,253      $518,224      $582,161      $422,074        $576,227
                                   ========      ========      ========      ========      ========      ========        ========
Ratio of earnings to
 combined fixed charges
 and preferred stock
 dividends (including
 interest incurred on
 fixed annuities,
 guaranteed investment
 contracts and trust
 deposits)......................        1.1x          1.2x          1.3x          1.4x          1.4x          1.4x           1.5x
                                   ========      ========      ========      ========      ========      ========        ========